UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 13, 2006

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS.

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) has been included as a party in a civil interpleader action (the “Interpleader Action”) brought by its transfer agent, Florida Atlantic Stock Transfer, Inc. (“FAST”). The subject matter of the Interpleader Action is 57,200,000 shares of the Company’s restricted common stock (the “Disputed Shares”) that have been the subject of an attempted transfer by defendant, Equities First Holdings, LLC (“EFH”). EFH is a limited liability company whose jurisdiction of origin is unknown to the Company, as EFH principals have not filed either a Form 3 or a Form 13D with the United States Securities and Exchange Commission.

EFH has demanded that FAST transfer the Disputed Shares to two corporations while the Company contends that the Disputed Shares were not legitimately issued due to a lack of consideration to the Company for such shares. The Company further contends that even if the Disputed Shares were legitimately issued, they are subject to a five-year lockup restriction. The Disputed Shares emanate from certain share certificates that have been held in escrow by the Company (the “Escrowed Shares”) since their issuance. The Company will seek to have the court order that the Disputed Shares be cancelled.

The Disputed Shares were issued without Company action or approval pursuant to a divorce proceeding styled: Susan Norris v. O’Brian P. Norris, No. 05-4981 FMCE 38 90 (Cir. Ct. Broward Cty., Fla.), wherein the divorce court ordered the issuance of the Disputed Shares to Susan Norris and/or her nominees. In the divorce action, Ms. Norris provided an affidavit to the court wherein she claimed a marital interest in 57,200,000 shares of the Company’s common stock and that the certificates regarding such shares were lost. Such share certificates were actually the Escrowed Shares. However, based upon Ms. Norris’ sworn statements, the divorce court ordered the Company's stock transfer agent, FAST to issue the Disputed Shares. At the time of Ms. Norris’ sworn statements to the divorce court, certificates for the Escrowed Shares were not lost, but were held in escrow by the Company pending performance of services. Furthermore, the Escrowed Shares were and continue to be subject to a 5-year lockup agreement as referenced in previous public filings by the Company.

On November 23, 2005, the Company filed legal papers (the “Motion to Vacate”) to intervene in the divorce action and to vacate a portion of the final judgment of dissolution of marriage. The basis for the Motion to Vacate is that Ms. Norris falsely stated to the divorce court that stock certificates representing the Escrowed Shares were “lost” even though the Company had previously informed her attorney that the Escrowed Shares were held by the Company. The Company also will argue to the divorce court that it lacked subject matter jurisdiction over the Escrowed Shares. Pursuant to the Motion to Vacate, the Company is seeking, among other things, to have the divorce court order cancellation of the Disputed Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:	/s/ Bradley T. Ray

Bradley T. Ray

Chief Executive Officer

DATED: February 13, 2006